UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2002

NuTECH DIGITAL, INC.
(Exact name of Registrant as specified in charter)

California	000-50021	95-4642831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7900 Gloria Avenue
Van Nuys, California 91406
(Address of principal executive offices)

(818) 994-3831
(Registrant’s telephone number, including area code)

Item 5.	Other Events.

In June 2001 NuTech Digital, Inc. (the “Company”) undertook a private offering of its securities. The securities were sold in units consisting of common stock and warrants. The Company sold a total of 703,444 shares of common stock and warrants to purchase a total of 703,444 shares of common stock. The warrant exercise price is $3 per share. The warrant expiration date was originally May 31, 2002. On December 17, 2001, the Company extended the warrant expiration date to November 1, 2002. On October 29, 2002, the Company again extended the warrant expiration date to June 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTECH DIGITAL, INC.

By:	/s/ LEE KASPER
Lee Kasper President

Dated:    October 30, 2002